EXHIBIT 23.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 5, 2007 appearing in the Prospectus, which is incorporated by reference in this Registration Statement, of Flagstone Reinsurance Holdings Limited and subsidiaries for the year ended December 31, 2006.


/s/Deloitte & Touche
Deloitte & Touche

Hamilton, Bermuda
October 1, 2007